                                                                   EXHIBIT 4.3.1


                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of this 19th day of February, 1998 by and among State Communications, Inc. ("SCI") and Seruus Telecom Fund, L.P. ("Seruus").

         WHEREAS Seruus, through the date hereof, has purchased 375,000 shares of SCI's common stock, par value $.001 per share (the "Securities"); WHEREAS SCI desires to grant to Seruus the registration rights set forth herein; NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. For purposes of this Agreement, except as otherwise specifically provided herein, the following capitalized terms (in their singular and plural forms as applicable) shall have the meanings set forth below:

         "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Majority in Interest" means Seruus, their successors and assigns holding a majority of the then outstanding Securities.

         The terms "register," "registered," and "registration" refer to a registration effected by preparing the filing of a registration statement in compliance with the Securities Act, and the declaration or order by the Commission of the effectiveness of such registration statement.

         "Registrable Securities" means the shares of SCI Common Stock entitled to the registration provisions hereof. Notwithstanding anything to the contrary herein, no securities otherwise entitled to the benefits hereof shall be considered "Registrable Securities" (a) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of thereunder, (b) when such securities shall have been disposed of pursuant to Rule 144 (or any successor provision to such Rule) under the Securities Act, or (c) when such securities shall have been disposed of to a person other than one who meets the conditions for assignment under Section 2(h) hereof.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Shareholder" means each holder of record of the Securities.

         "Underwritten Public Offering" means a public offering of Common Stock for cash which is offered and sold in a registered transaction pursuant to an agreement between SCI and one or more underwriters.

         SECTION 2. REGISTRATION RIGHTS. (a) Demand Registration Rights. At any time, on one (1) occasion, a Majority in Interest may request the registration of all or at least 30% of the Registrable Securities outstanding and held by all Shareholders, provided that SCI shall not be obligated to accept such demand unless SCI has previously effected a registration of its shares of Common Stock under the Securities Act, or unless SCI at the time of such demand is otherwise a company reporting to the Commission under the Securities Exchange 1934 Act. Upon receipt of notice of such demand (and, as applicable, a determination that the proposed offering may reasonably meet such minimum criteria), SCI agrees to:

                  (i) promptly give written notice of the proposed registration to all other Shareholders; and

                  (ii) use its best efforts to effect, as soon as practicable, such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such requesting Shareholders' Registrable Securities as is specified in the request by the Shareholder to SCI, together with all or such portion of the Securities of any other Shareholders joining in such request as is specified in further requests received by SCI within thirty (30) days after such written notice is given; and

                  (iii) SCI shall use its best efforts to prepare and file a registration statement covering the Registrable Securities so requested to be registered within ninety (90) days after the initial request is received.

         (b) Registration Rights of SCI. SCI shall be entitled to include in any registration statement referred to in Section 2(a) for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by SCI for its own account, except as and to the extent that, in the opinion of the managing underwriter or underwriters (if such method of disposition shall be an Underwritten Public Offering), such inclusion would result in more than fifty percent (50%) of the Registrable Securities proposed to be sold by requesting Shareholder being excluded from the offering or would materially adversely affect the marketing of such Registrable Securities proposed to be sold.

         (c) Piggyback Registration. If at any time or from time to time after the date hereof, SCI shall register any shares of Common Stock, other than pursuant to Section 2(a) or pursuant to a registration statement on Form S-4 or S-8 (or similar form), or pursuant to any dividend or interest reinvestment plan, it shall promptly give to each Shareholder written notice thereof (which shall include, to the extent available, a list of the jurisdictions in which SCI intends to attempt to qualify the offer and sale of such securities under the applicable blue sky or other state securities laws) and shall use its reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any Underwritten Public Offering associated therewith, all the Registrable Securities specified in any written request or requests by any Shareholders received by SCI within thirty (30) days after such written notice is given. If at any time prior to the effective date of any Registration Statement filed pursuant to this subsection 2(c), the Issuer shall determine for any reason not to proceed with such registration, the Issuer may, at its election, may delay or withdraw such registration and without liability to the Shareholders.

         (d) Registration Expenses. All expenses of any registrations permitted pursuant to this Agreement and of all other offerings by SCI (including, but not limited to, the expenses of any interim audit required by any underwriters in the event of an offering requested pursuant to Section 2(a) or 2(c) hereof, any qualifications under the blue sky or other state securities laws, compliance with governmental requirements of preparing and filing any post-effective amendments required for the lawful distribution of any securities to the public in connection with registration, of supplying prospectuses, offering circular or other documents but excluding fees of any special counsel retained by the Shareholders and underwriting fees and discounts and selling commissions applicable to the sale of the Registrable Securities) will be paid by SCI.

         (e) Registration Procedures. In the case of such registration, qualification or compliance effected by SCI pursuant to this Agreement in which any Shareholder's Registrable Securities are included pursuant to this Agreement, SCI will, at its expense:

                  (i) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of the Registrable Securities, not to exceed nine (9) months;

                  (ii) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such Registrable Securities, not to exceed nine (9) months;

                  (iii) furnish to the Shareholders participating in such registration and to the underwriters of Registrable Securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such Registrable Securities;

                  (iv) use its diligent good faith efforts to register or qualify the Registrable Securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Shareholders may reasonably request in writing within twenty (20) days following the original filing of such registration statement; provided, however, that in the case of an Underwritten Public Offering, the managing underwriter or underwriters shall advise SCI with respect to blue sky qualification and related matters;

                  (v) notify counsel for the Shareholders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                  (vi) notify counsel for such Shareholders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

                  (vii) prepare and file with the Commission, promptly upon the request of any Shareholders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Shareholders (and concurred in by counsel for SCI), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Common Stock other than an amendment or supplement required solely as a result of a change by such Shareholder in the method of distribution of the Registrable Securities; and (viii) prepare and promptly file with the Commission and promptly notify counsel for such Shareholders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such Registrable Securities is required to be delivered under the Securities Act, any event other than a change in the method of distribution of the Registrable Securities selected by the Shareholders shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

         (f) Related Registration Matters. SCI will use its best efforts to enter into an underwriting agreement in connection with any registration subject to the provisions of Section 2(a) in which any Registrable Securities are included, which agreement shall be with an underwriter or underwriters acceptable to a Majority in Interest and contain such terms, provisions and agreements which are customary and appropriate for such registration. In connection with any Underwritten Public Offering in which any Registrable Securities are included, to the extent not provided in the underwriting agreement related to such offering, SCI shall use its reasonable efforts to:

                  (i) list the shares of Common Stock included in such offering on any national securities exchange on which the Common Stock has previously been approved for listing;

                  (ii) engage a bank or other company to act as transfer agent and registrar for the Common Stock, unless SCI has already engaged a transfer agent and registrar;

                  (iii) cause customary opinions of counsel, comfort letters of accountants and other appropriate documents to be delivered by representatives of SCI; and

                  (iv) as soon as practicable after the effective date of the registration statement, and, in any event, within sixteen (16) months thereafter, make "generally available to its securities holders" (within the meaning of Rule 158 under the Securities Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Securities Act and covering a period of at least twelve (12) consecutive months beginning after the effective date of the registration statement.

         (g) Information by Shareholders. Each Shareholder requesting to be included in any registration shall furnish to SCI such information regarding such Shareholder and the distribution proposed by such Shareholder as SCI may reasonably require in connection with any registration, qualification or compliance referred to in Section 2.

         (h) Transfer of Registration Rights. The rights to cause SCI to register Registrable Securities under this Section 2 may be assigned in tandem with any direct or successive transfer of the Securities, provided that SCI is notified of such assignment. Upon any such assignment and the agreement of the holder of the Securities so assigned to be bound by this Agreement, such holder shall become a Shareholder for purposes of this Agreement; provided, however, that unless such assignee is a partner of Seruus, such assignee shall not become a Shareholder for purposes of this Agreement unless such assignee holds more than 5% of the original Securities.

         (i) Notice Requirements. Any notice from a holder of Registrable Securities requesting registration of some or all of such Registrable Securities pursuant to Sections 2(a) and 2(c) shall (A) specify the number of shares of Registrable Securities intended to be included in such registration; (B) describe the nature and method of the proposed offering and sale; (C) include an undertaking to provide all information and materials concerning such holder and the method of distribution and to take any other actions reasonably requested by SCI to enable SCI to comply with the Securities Act, any state securities law and/or the applicable requirements of the Commission or any state securities commissioner or similar agency or official; and (D) if such holder is not a party to this Agreement, include such holder's agreement to be bound by the provisions of this Agreement applicable to holders of the Registrable Securities.

         (j) Conversion. In the event that a Shareholder elects to register and sell Registrable Securities which will result from the conversion of Securities, it may make such election but, to the extent possible, delay conversion or exercise until registration is effected and the sale occurs.

         SECTION 3. IMPLEMENTATION. (a) Effect of Sale. Any Shareholder who sells all of its Securities pursuant to the terms of this Agreement shall cease to have any further rights under this Agreement.

         (b) Priority. SCI shall not grant registration rights which are superior to the registration rights set forth in Section 2(c) hereof except upon the consent of Seruus. SCI shall not grant registration rights to its executive officers which are equal to the registration rights set forth in Section 2(c) hereof except upon the consent of Seruus.

         (c) Amendment and Waiver. The provisions of this Agreement may be amended from time to time by an instrument in writing signed by SCI and a Majority in Interest. Any receipt of benefit of the Shareholders hereunder may be waived by a Majority in Interest.

         (d) Lockup Agreement. In consideration for SCI agreeing to its obligations under this Agreement, each Shareholder agrees in connection with any registration of SCI's common equity securities (whether or not such Shareholder is participating in such registration) upon the request of SCI and the underwriters managing any underwritten offering of SCI's equity securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of SCI or such underwriters, as the case may be, for such period of time from the effective date of such registration as SCI and the underwriters may specify, so long as all executive officers of SCI are bound by a comparable obligation. Notwithstanding the foregoing, Seruus shall not be required to refrain from sales as contemplated under this paragraph if it is not allowed to sell at least $750,000 in such offering.

         (e) Adjustments. In the event SCI shall declare a stock split, stock dividend or other distribution of capital stock in respect of, or issue capital stock in replacement of or exchange for, any Securities, such Securities shall be subject to this Agreement and the provisions of this Agreement providing for calculations based on the number of shares of Securities shall be adjusted accordingly to account for the shares issued in respect of the Securities.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            STATE COMMUNICATIONS, INC.

                                            By:
                                                --------------------------------
                                                Shaler P. Houser, CEO



                                            SERUUS TELECOM FUND, L.P.
                                            By:  Seruus Capital Partners, LLC,
                                                 Its General Partner


                                            By:
                                                --------------------------------
                                                Myron J. Goins, Manager